NEWS RELEASE for April 12, 2006
-------------------------------

Contact:   Paul T. Anthony
           Chief Financial Officer
           Auxilio, Inc.
           (949) 614-0700

                  Auxilio, Inc. Announces 2005 Fourth Quarter,
             Year End Results and a $3 Million Financing Transaction

      Mission Viejo, California - April 12, 2006 - Auxilio, Inc. (OTCBB: AUXO), a provider of Document Image Management services for Healthcare facilities, reported today financial results for the quarter and year ended December 31, 2005.

      As a result of the Company's acquisition of The Mayo Group on April 1, 2004, the financial statements for the year ended December 31, 2005, are not comparable to the financial statements for the year ended December 31, 2004. In March of 2004, the Company sold its previous product offerings, including ClimateSight(TM), SkillSight(TM), PerformanceSight(TM), ComplianceSight(TM) and HCM TOOLS(TM), to Workstream, Inc. and completed the Company's exit from its previous business model.

      Total revenues for the fourth quarter of 2005 were $1.3 million compared with $1.7 million for the fourth quarter of 2004. For the full year 2005, total revenue was $4.3 million compared to $7.3 million for the full year 2004.

      Net loss was $1.0 million in the fourth quarter of 2005 compared to a net loss of $0.2 million in the fourth quarter of 2004. Net loss for the full year 2005 was $3.4 million compared to a net income of $1.0 million for the full year 2004. Fully diluted loss per share for the fourth quarter of 2005 was $0.06 compared with $0.01 for the fourth quarter of 2004. For the full year 2005, fully diluted loss per share was $0.21 compared to fully diluted earnings per share of $0.07 for the full year 2004.

      Net income for the year ended December 31, 2004 includes the gain from discontinued operations of $0.5 million, pursuant to the Workstream transaction, and our exit from the previous business model.

      "To cap a very successful year of business development, the fourth quarter was Auxilio's most successful to date in terms of sales although the 2005 financials do not reflect this result yet. The Company added seven major campuses as clients including two campuses at Raritan Bay Medical Center, the Company's first hospital system on the East Coast, four campuses at California Pacific Medical Center, the flagship of the Sutter Healthcare System which is one of California's leading healthcare provider groups, and the prestigious St. Joseph Hospital of Orange, California, part of the St. Joseph Health System," stated Joe Flynn, Chairman & CEO of Auxilio, Inc.

      Flynn further commented, "These deals were instrumental in our ability to close a five-year agreement with Saint Barnabas Health Care System in West Orange, New Jersey in the first quarter of 2006. This contract represents the largest single contract secured by Auxilio to date and will dramatically expand the Company's footprint on the East Coast". "Management accomplished two major goals for the year; increasing market share and expanding outside of California. Although we were disappointed with the earnings for 2005, we are very pleased with the recent deal signings and look forward to a strong 2006. We are very confident that our shareholders are in a much stronger position to realize long term value out of Auxilio and we continue to work hard at building a world class, high growth company."

      Auxilio also announced today that on April 7, 2006 it entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd, pursuant to which the Company issued a secured convertible term note ("Convertible Note") in the principal amount of $3.0 million and a 7 year warrant ("Warrant") to purchase up to 478,527 shares of the Company's common stock at a price of $1.96 per share.

      The principal amount of the Convertible Note carries a minimum interest rate of eight percent (8%), subject to adjustment, and such interest is payable monthly. The monthly principal payments will commence on July 7, 2006. The principal amount of the Convertible Note and accrued interest thereon is convertible into shares of Auxilio common stock at prices between $1.68 and $1.92 per share.

      "The new financing will provide us with the necessary capital to implement the Saint Barnabas contract and provide the necessary resources to continue to expand our operations on a national scope" added Flynn.

      Rodman & Renshaw LLC acted as placement agent to the company in this transaction.

      Auxilio intends to file a registration statement with the SEC to register the shares underlying the Warrant and the Convertible Note for public resale.

Investor Conference Call Information

      The company encourages all interested investors to join a conference call on which company management will discuss fourth quarter and year ended December 31, 2005 results and provide guidance for future expectations. The call is scheduled at 4:00 p.m. EST / 1:00 p.m. PST on April 17th, 2006. The phone number for the call is (800) 289-0496. A re-broadcast of the conference call will be available for two weeks at (888) 203-1112, Passcode 6794657.

About Auxilio, Inc.

Auxilio, Inc. provides total outsourced document image management services and related financial and business processes for major healthcare facilities.
 The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's document image management programs guarantee our clients immediate measurable savings, a fully outsourced process and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems. Customers served by Auxilio include health systems such as Raritan Bay Medical Center, California Pacific Medical Center, Memorial Health Services, St. Joseph's Health System, Catholic Healthcare West and Huntington Hospital of Pasadena, CA.

For more information, see the company's website at www.auxilioinc.com or contact:

Paul T. Anthony
CFO
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Phone: 949-614-0700
Fax: 949-614-0701
panthony@auxilioinc.com

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward Factors That May Affect Future Results" in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         AUXILIO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005

                                     ASSETS

Current assets:

 Cash and cash equivalents                                          $    664,941

 Accounts receivable, net                                                488,824

 Prepaid and other current assets                                         91,365

 Supplies                                                                443,577

 Investment in marketable securities                                      16,250
                                                                    ------------
      Total current assets                                             1,704,957


Property and equipment, net                                              210,862

Deposits                                                                  41,355

Intangible assets, net                                                   684,344

Goodwill                                                               1,517,017
                                                                    ------------
      Total assets                                                  $  4,158,535
                                                                    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

 Accounts payable and accrued expenses                              $    510,604

 Accrued compensation and benefits                                       322,937

 Deferred revenue                                                        298,862

 Current portion of long-term debt                                        16,626

 Current portion of capital lease obligations                             36,646
                                                                    ------------
      Total current liabilities                                        1,185,675


Commitments and contingencies                                                 --


Stockholders' equity:

 Common stock, par value at $0.001, 33,333,333 shares

 authorized, 14,438,662 shares issued and outstanding                     15,963

 Additional paid-in capital                                           15,190,416

 Accumulated deficit                                                 (12,233,519)
                                                                    ------------
      Total stockholders' equity                                       2,972,860
                                                                    ------------
      Total liabilities and stockholders' equity                    $  4,158,535
                                                                    ============

                         AUXILIO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 Year Ended December 31,
                                                              ----------------------------
                                                                  2005            2004
                                                              ------------    ------------
Net revenues                                                  $  4,290,962    $  7,281,809

Cost of revenues                                                 3,225,155       4,012,100
                                                              ------------    ------------
Gross profit                                                     1,065,807       3,269,709

Operating expenses:

 Sales and marketing                                             1,783,196       1,423,106

 General and administrative expenses                             2,327,497       1,285,576

 Intangible asset amortization                                     482,564         333,092
                                                              ------------    ------------
  Total operating expenses
                                                                 4,593,257       3,041,774
                                                              ------------    ------------
Income (loss) from operations                                   (3,527,450)        227,935
                                                              ------------    ------------
Other income (expense):

 Interest expense                                                 (148,365)        (13,662)

 Interest income                                                    35,373           6,148

 Other Income                                                           --           3,250

 Gain on sale of marketable securities                             293,083              --

 Loss on disposal of fixed assets                                   (8,225)             --
                                                              ------------    ------------
  Total other income (expense)
                                                                   171,866          (4,264)
                                                              ------------    ------------

Income (loss) before provision for income taxes                 (3,355,584)        223,671

Income tax expense (benefit)                                         3,200        (282,160)
                                                              ------------    ------------
Net income (loss) from continuing operations                    (3,358,784)        505,831

Income (loss) from discontinued operations, (including gain

 on disposal of $674,942), net of tax expense of $14,000                --         487,895
                                                              ------------    ------------
Net income (loss)                                             $ (3,358,784)   $    993,726
                                                              ============    ============

Net income (loss) per share - basic:

 Income (loss) per share-continuing operations                $      (0.21)   $       0.04

 Income (loss) per share-discontinued operations              $         --    $       0.04
                                                              ------------    ------------
Net income (loss) per share - basic                           $      (0.21)   $       0.08
                                                              ============    ============
Net income (loss) per share - diluted:

 Income (loss) per share-continuing operations                $      (0.21)   $       0.03

 Income (loss) per share-discontinued operations              $         --    $       0.04
                                                              ------------    ------------
Net income (loss) per share - diluted                         $      (0.21)   $       0.07
                                                              ============    ============

Number of weighted average shares outstanding

 Basic                                                          15,623,690      12,729,311
                                                              ============    ============
 Diluted                                                        15,623,690      14,517,617
                                                              ============    ============